UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

NATURALSHRIMP INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-54030	74-3262176
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15150 Preston Road, Suite #300
Dallas, Texas 75248
(Address of principal executive offices)

Registrant’s telephone number, including area code: (888) 791-9474

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events.

On June 10, 2020, NaturalShrimp Incorporated (the “Company”) entered into a letter agreement with H.C. Wainwright & Co., LLC (“Wainwright”) under which Wainwright shall serve as the exclusive agent, advisor or underwriter in an offering (the “Offering”) of securities of the Company (the “Securities”). The terms of such Offering and the Securities issued in connection therewith shall be mutually agreed upon by the Company and Wainwright. Wainwright’s assistance in an Offering will be subject to the satisfactory completion of such investigation and inquiry into the affairs of the Company as Wainwright deems appropriate under the circumstances and to the receipt of all internal approvals of Wainwright in connection with the any proposed transaction. Wainwright’s involvement in an Offering is strictly on a reasonable best efforts basis, and the consummation of an Offering will be subject to, among other things, market conditions. The term of the Agreement begins on June 10, 2020 and ends six (6) months after a registration statement on Form S-1 in connection with an Offering becomes effective with the U.S. Securities and Exchange Commission.

The Company intends to use the proceeds from the Offering to support its facilities expansion, potential strategic acquisitions and for general working capital purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2020

NATURALSHRIMP INCORPORATED

By:	/s/ Gerald Easterling
Name: Gerald Easterling
Title: Chief Executive Officer